Exhibit 99.2

Notice of Guaranteed Delivery

To Offer by
CVR ENERGY, INC.
to Exchange up to 37,154,236 Common Units of
CVR REFINING, LP
for
Shares of CVR Energy, Inc. Common Stock

At an Exchange Ratio of One Common Unit of CVR Refining, LP for
0.6335 Shares of CVR Energy, Inc. Common Stock

Pursuant to the prospectus/offer to exchange dated                        , 2018

        THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2018, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION TIME") OR EARLIER TERMINATED.

        Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your common units, to:

If delivering by hand, express mail, courier, or other expedited service:	By mail:
American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the offer (as defined below) if certificates evidencing common units of CVR Refining, LP (the "common units") are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach American Stock Transfer & Trust Co., LLC (the "Exchange Agent") prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier, facsimile transmission or mail to the Exchange Agent.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL, CERTIFICATES FOR COMMON UNITS AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

        The undersigned hereby tenders for exchange to CVR Energy, Inc, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange, dated                , 2018 (as amended, supplemented or otherwise modified from time to time, the "prospectus/offer to exchange") and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the "offer"), receipt of which is hereby acknowledged, the number of common units set forth below pursuant to the guaranteed delivery procedure set forth in the prospectus/offer to exchange under the caption "The Offer—Guaranteed Delivery."

Number of Common Units Tendered for Exchange:

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

        To be completed only if common units are being tendered for exchange by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 common units. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 common units, all of which are being tendered for exchange; or
☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for exchange for the beneficial owner(s), common units with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 common units and is tendering for exchange all of the common units.

Certificate Numbers (if available):

If common units will be tendered by book-entry transfer:

Name of Tendering Institution:

Account Number:

Name(s) of Record Holder(s):

(Please Print)

Address (es):

(Include Zip Code)

Area Code and Telephone Number(s):

SIGN HERE:

(Signature(s))

Date:

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to Be Used for Signature Guarantees)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) "own(s)" the common units tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of common units for exchange complies with Rule 14e-4 and (c) delivery to the Exchange Agent of the common units tendered hereby for exchange, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent's message (as defined in the prospectus/offer to exchange) in the case of a book-entry delivery, and any other required documents within two trading days of the date hereof.

        The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, certificates for common units and all other required documents to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

(Name of Firm)
(Authorized Signature)
(Name)
(Title)
(Address)
(Zip Code)
(Area Code and Telephone Number)

Dated:

        DO NOT SEND COMMON UNIT CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. COMMON UNIT CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.